SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005
COINMACH SERVICE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32359 (Commission File Number)	20-0809839 (I.R.S. Employer Identification No.)

303 Sunnyside Boulevard Suite 70 Plainview, NY (Address of principal executive offices)	11803 (Zip Code)
Registrant’s telephone number, including area code: (516) 349-8555
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1: NOTICE OF OPTIONAL REDEMPTION

INFORMATION TO BE INCLUDED IN REPORT
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     Coinmach Corporation, a Delaware corporation (the “Company”), is a wholly-owned subsidiary of Coinmach Service Corp., a Delaware corporation.
     The Company has instructed U.S. Bank National Association (“US Bank”) to deliver, on December 30, 2005, notice to all holders of the Company’s 9% senior notes due 2010 (the “Notes”) that the Company will redeem all of the outstanding Notes (the “Redemption”) on February 1, 2006 (the “Redemption Date”). Such notice is being delivered and the Redemption is being effected pursuant to the optional redemption provision in paragraph 5(a) of the Notes and the notice provision in Section 3.03 of the indenture governing the Notes dated as of January 25, 2002 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein, and US Bank, as trustee (the “Trustee”). The outstanding aggregate principal amount of the Notes is $324,500,000. The Notes will be redeemed at a redemption price equal to 104.500% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest through the Redemption Date, for a total redemption payment of $1,090.00 per each $1,000.00 principal amount of Notes (the “Redemption Price”). A copy of the Notice of Optional Redemption relating to the redemption of the Notes is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
          *99.1 Notice of Optional Redemption relating to the redemption of 9% Senior Notes due 2010.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Service Corp.
Date: December 30, 2005	By:	/s/ Robert M. Doyle
Robert M. Doyle
Chief Financial Officer, Senior Vice President, Secretary and Treasurer